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                                                                    EXHIBIT 99.3



                       ATLANTIC LIBERTY SAVINGS, F.A.

                             186 Montague Street
                          Brooklyn, New York 11201
                               (718) 855-3555

                     ----------------------------------

                    NOTICE OF SPECIAL MEETING OF MEMBERS

                     ----------------------------------

         Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Atlantic Liberty Savings, F.A. (the "Association"), will be held at the main office of the Association, located at 186 Montague Street, Brooklyn, New York, on _______, ____________, 1998 at _:__ _.m., local time.
The purpose of this Special Meeting is to consider and vote upon:

         A Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan") pursuant to which the Association will be reorganized into the mutual holding company structure. As part of the Plan, the Association will: (i) convert to a federally-chartered stock savings association (the "Stock Association"); (ii) establish Brooklyn Heights Bancorp, a federal corporation (the "Company"), which will own 100% of the common stock of the Stock Association; and (iii) establish Atlantic Liberty, MHC, a federally-chartered mutual holding company (the "Mutual Holding Company") which will own at least a majority of the common stock of the Company. Contemporaneously with the Reorganization, the Company will offer for sale to the public 46% of its common stock and issue 54% of its total outstanding shares of common stock to the Mutual Holding Company; and

such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

         The members who shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof are depositors and borrowers at the close of business on ________, 1998. In the event there are insufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies.


                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  Stephen Irving
                                  President and Chief Executive Officer

Brooklyn, New York
_________, 1998

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                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   FOR APPROVAL OF THE PLAN BY COMPLETING THE
              ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED
                   POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
                          YOUR VOTE IS VERY IMPORTANT
--------------------------------------------------------------------------------
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                       SUMMARY OF PROPOSED REORGANIZATION

         This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the remainder of this Proxy Statement and the accompanying Prospectus.

         Under its present mutual form of organization, the Association has no stockholders. Its deposit account holders and certain of its borrowers are members of the Association and have voting rights in that capacity. In the unlikely event of liquidation, the Association's deposit account holders would have the sole right to receive any assets of the Association remaining after payment of its liabilities (including the claims of all deposit account holders to the withdrawal value of their deposits). Under the Plan to be voted on at the Special Meeting, the Association would reorganize (the "Reorganization") into the mutual holding company structure whereby the Association would be converted into a federally chartered savings association organized in stock form and all of the Association's common stock would be issued concurrently to the Company, which would be a majority-owned subsidiary of the Mutual Holding Company. The Company will offer and sell 46% of its common stock (the "Common Stock") in a subscription offering (1) to depositors of the Association with aggregate account balances of $50 or more as of June 30, 1996 ("Eligible Account Holders"), (2) tax-qualified employee stock benefit plans of the Association ("Tax-Qualified Employee Plans"), (3) depositors of the Association with aggregate account balance of $50 or more as of December 31, 1997 ("Supplemental Eligible Account Holders"), (4) depositors of the Association as of January __, 1998, who are not Eligible Account Holders or Supplemental Eligible Account Holders, and borrowers as of __________, 1998 ("Other Members"), and (5) employees, officers and directors of the Association pursuant to priorities established by the Board of Directors (the "Subscription Offering"). It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Offering.

         Concurrent with, during or following completion of the Subscription Offering, to the extent the Common Stock is not all sold to the persons in the foregoing categories, the Company may offer Common Stock to members of the general public to whom a prospectus (the "Prospectus") has been delivered ("Other Subscribers"), with first preference to natural persons residing in the borough of Brooklyn (the "Community Offering"). The Subscription Offering and the Community Offering are referred to collectively as the "Offering." All depositors who have membership and liquidation rights with respect to the Association immediately prior to the completion of the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company as long as they maintain deposit accounts in the Stock Association after the completion of the Reorganization. All borrower members of the Association will continue to have membership rights in the Mutual Holding Company so long as their existing borrowings remain outstanding.

         THE REORGANIZATION WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL INSURANCE PROTECTION OF ANY SAVINGS DEPOSIT, AND NO PERSON WILL BE OBLIGATED TO PURCHASE ANY STOCK IN THE OFFERING.

Business Purposes       The primary purpose of the Reorganization and Offering
for Reorganization      is to raise additional equity capital for the
and Offering            Association.  The increased capital will be used in
                        part to expand the Association's lending activities.
                        The Reorganization also is intended to create a holding company and a stock charter, which is the corporate form used by all commercial banks and an increasing number of savings institutions. The holding company structure will expand the investment and operating authority currently available to the Association. The
                        Offering also will provide you with the opportunity to become a stockholder of the Company.

Subscription and        As part of the Offering, Common Stock is being
Community Offering      offered for sale in a Subscription Offering, in the
                        following priorities summarized below, to the Association's (1) Eligible Account Holders, (2)
                        Tax-Qualified Employee Plans, (3) Supplemental Eligible
                        Account Holders (4) Other Members, and (5) employees, officers and directors of the Association pursuant to priorities established by the Board of Directors. In addition, in the Community Offering, Other Subscribers may purchase Common Stock to the extent shares are available after satisfaction of subscriptions in the Subscription Offering, with a preference first to natural persons residing in the counties in which the Association maintains its offices.




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Subscription Rights     Each Eligible Account Holder shall be given
of Eligible Account     non-transferable rights to subscribe for up to $50,000
Holders                 of Common Stock; provided, however, that no Eligible
                        Account Holder may purchase alone or with his or her Associates (as defined in the Plan and including relatives living in the same household) and persons acting in concert, more than $50,000 of Common Stock.
                        The Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he had an ownership interest as June 30, 1996.

Subscription Rights     The Association's Tax-Qualified Employee Plans shall
of Tax-Qualified        be given non-transferable rights to subscribe for up
Employee Plans          to 10% of the total number of shares of Common Stock
                        offered in the Offering on behalf of participants, provided that shares remain available after satisfying the subscription rights of Eligible Account Holders.
                        In the event of an oversubscription in the Offering, subscriptions for shares by the Tax-qualified Employee
                        Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Company subject to the maximum purchase limitations applicable to such plans, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified
                        Employee Plans subsequent to the closing of the Offering. It is anticipated that Tax-Qualified
                        Employee Plans will purchase 8% of the Common Stock sold in the Offering.

Subscription Rights     To the extent there are sufficient shares remaining
of Supplemental         after satisfaction of subscriptions by Eligible
Eligible Account        Account Holders, and the Tax-Qualified Employee Plans,
Holders                 each Supplemental Eligible Account Holder shall be
                        given non-transferable rights to subscribe for up to $50,000 of Common Stock; provided, however, that no Supplemental Eligible Account Holder may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than $50,000 of Common Stock. The Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. The subscription rights of each Supplemental
                        Eligible Account Holder shall be reduced to the extent of such persons subscription rights as an Eligible
                        Account Holder.

Subscription Rights     To the extent that there are sufficient shares
of Other Members        remaining after satisfaction of subscriptions  by
                        Eligible Account Holders, the Tax-Qualified Employee
                        Plans and Supplemental Account Holders, each Other
                        Member has been given non-transferable rights to subscribe for up to $50,000 of Common Stock; provided however, that no Other Member may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than $50,000 of Common
                        Stock. The Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. In the event
                        Other Members subscribe for a number of shares which, when added to the shares subscribed for by the Eligible
                        Account Holders, Tax-Qualified Employee Plans and
                        Supplemental Account Holders is in excess of the total number of shares offered in the Offering, the subscriptions of such Other Members will be allocated among subscribing Other Members on a pro rata basis based on the size of such Other Members' orders.




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Subscription Rights     To the extent that there are sufficient shares
of Association          remaining after satisfaction of subscriptions by
Personnel               Eligible Account Holders, the Tax-Qualified Employee
                        Plans, Supplemental Account Holders and Other Members, each individual director, officer and employee of the Association shall be given the right to subscribe for up to $50,000 of Common Stock; provided, however, that no director, officer or employee may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert more than $50,000 of Common
                        Stock. The Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. For purposes of the Plan, directors, officers and employees are not Associates of one another, nor are they acting in concert solely as a result of their positions as directors, officers and employees of the Association.

Purchase                The minimum order in the Offering is 25 shares (or
Limitations             $250).  The maximum order in the Offering is 5,000
                        shares (or $50,000); provided, however, that no Eligible Account Holder may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than 5,000 shares of Common Stock. The Association may, in its sole discretion and without further notice to, or solicitation of, subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering.

Expiration Date of      All subscriptions for Common Stock must be received by
Subscription and        ____, New York time on _____________, 1998 (the
Community Offerings     "Expiration Date").  The Expiration Date may be
                        extended by the Association and the Company for successive 90-day periods, subject to OTS approval, to ________, 1998.

How to Subscribe        For information on how to subscribe for Common Stock
for Shares              being offered in the Offering Reorganization, please
                        read the Prospectus and the stock order form and instructions accompanying this Proxy Statement.
                        Subscriptions will not become effective until the Plan has been approved by the Association's members and all of the Common Stock offered in the Offering has been subscribed for or sold in the Subscription and Community Offering or through such other means as may be approved by the OTS.

Price of Common         All sales of Common Stock in the Subscription and
Stock                   Community Offering will be made at the same price
                        per share which is currently expected to be $10.00 per share on the basis of an independent appraisal of the pro forma market value of the converted Association.
                        On the basis of a preliminary appraisal by Feldman
                        Financial which has been reviewed by the OTS, a minimum of 391,000 and a maximum of 529,000 shares (subject to a possible increase to 608,350 shares) will be offered in the Offering. See "The Reorganization and
                        Offering--Stock Pricing" in the Prospectus.

Tax Consequences        The Association has received an opinion from its
                        special counsel, Luse Lehman Gorman Pomerenk & Schick,
                        P.C., stating that the Reorganization is a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

Required Vote           Approval of the Plan will require the affirmative vote
                        of a majority of all votes eligible to be cast at the Special Meeting.

                 YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR
                                    THE PLAN





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                         ATLANTIC LIBERTY SAVINGS, F.A.

                                PROXY STATEMENT

          SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, 1998

                               PURPOSE OF MEETING

         This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of Atlantic Liberty Savings, F.A. (the "Association") of the proxies to be voted at the Special Meeting of Members (the "Special Meeting") of the Association to be held at the main office of the Association, located at 186 Montague Street, Brooklyn, New York, on ____________, 1998 at _:__ _.m. local time and at any adjournments thereof. The Special Meeting is being held for the purpose of considering and voting upon a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company (the "Plan") under which the Association would be converted from its present mutual form of organization into a federally chartered savings association organized in stock form, the concurrent sale of all the common stock of the stock savings association to Brooklyn Heights Bancorp (the "Company"), a federal corporation, the acquisition of 54% of the Company's common stock by Atlantic Liberty, MHC, a federally-chartered mutual holding company (the "Mutual Holding Company") and the sale by the Company of 46% of its common stock (the "Common Stock") to the public (the "Offering").

         A description of the Reorganization and Offering is described in detail in the section of the Prospectus entitled "The Reorganization and Offering--Description of and Reasons for the Reorganization," which is incorporated herein by reference.

 THE BOARD OF DIRECTORS OF THE ASSOCIATION RECOMMENDS THAT YOU VOTE TO APPROVE
                                   THE PLAN

VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE ANY COMMON
                                    STOCK.

         THE OTS HAS APPROVED THE PLAN SUBJECT TO THE APPROVAL OF THE ASSOCIATION'S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.

             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

         The Board of Directors of the Association has fixed ________, 1998 as the voting record date ("Voting Record Date") for the determination of members entitled to notice of the Special Meeting. All holders of the Association's savings and demand accounts and all borrowers therefrom are members of the Association under its current charter. All Association members of record as of the close of business on the Voting Record Date will be entitled to vote at the Special Meeting or any adjournment thereof.

         Each holder of an account (including IRA and Keogh account beneficiaries) will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor's accounts in the Association as of the Voting Record Date, up to a maximum of 1,000 votes. Each borrower member of the Association as of _______, 1998 shall be able to cast one vote as a borrower member and to cast the number of votes to which such borrower may be entitled as the holder of an account. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless notified in writing. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $50,000 account in their joint names and each of the persons also holds a separate account for $50,000 in his own name, each person would be entitled to 500 votes for each separate account and they would together be entitled to cast 500 votes on the basis of the joint account. Where no proxies are received from IRA and Keogh account beneficiaries, after due notification, the Association, as trustee of these accounts, is entitled to vote these accounts in favor of the Plan.

         Approval of the Plan requires the affirmative vote of a majority of the total outstanding votes of the Association's members eligible to be cast at the Special Meeting. As of ________, 1998, the Association had _____ members who were entitled to cast a total of ______ votes at the Special Meeting.

         Association members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Any member giving a proxy will have the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Association, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or upon request if the member is present and chooses to vote in person.

         All properly executed proxies received by the Board of Directors of the Association will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan. If any other matters are properly presented at the Special Meeting and may properly be voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named thereon. Management is not aware of any other business to be presented at the Special Meeting.

         If a proxy is not executed and is returned or the member does not vote in person, the Association is prohibited by OTS regulations from using a previously executed proxy to vote for the Plan. As a result, failure to vote may have the same effect as a vote against the Plan.

         To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or regular employees of the Association, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Association for their expenses incurred in connection with such solicitation. The Association will bear all costs of this solicitation. The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof.

         THE SUBSCRIPTION OFFERING HAS COMMENCED AS OF THE DATE OF MAILING OF THIS PROXY STATEMENT. A PROSPECTUS EXPLAINING THE TERMS OF THE SUBSCRIPTION AND COMMUNITY OFFERING, INCLUDING HOW TO ORDER AND PAY FOR SHARES AND DESCRIBING THE BUSINESS OF THE ASSOCIATION, THE COMPANY AND THE MUTUAL HOLDING COMPANY, ACCOMPANIES THIS PROXY STATEMENT AND SHOULD BE READ BY ALL PERSONS WHO WISH TO CONSIDER SUBSCRIBING FOR COMMON STOCK. THE SUBSCRIPTION AND COMMUNITY





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OFFERING EXPIRES AT NOON, LOCAL TIME ON ____________, 1998 UNLESS EXTENDED BY
THE ASSOCIATION, THE COMPANY AND THE MUTUAL HOLDING COMPANY.

                      PRINCIPAL EFFECTS OF REORGANIZATION

         GENERAL. Each savings depositor in a mutual savings and loan association such as the Association has both a savings account and a pro rata ownership interest in the net worth of that institution, based upon the balance in his or her savings account. This ownership interest has no tangible market value separate from the depositor's savings account. Upon completion of the Reorganization, the ownership of the Association's net worth will be represented by the outstanding shares of stock to be owned by the Company. Stock certificates will be issued to evidence ownership of the capital stock. These stock certificates are transferable and, therefore, the shares may be transferred with no effect on any account the seller may hold with the Association.

         CONTINUITY. While the Reorganization is being accomplished, the Association's normal business of accepting deposits and making loans will be continued without interruption. After the Reorganization, the Association will continue to provide services for account holders and borrowers under current policies carried on by the Association's present management and staff.

         The Association's directors at the time of Reorganization will continue to serve as our directors after the Reorganization until the expiration of their current terms, and thereafter, if reelected. All of the Association's executive officers at the time of Reorganization will retain their positions after the Reorganization.

         EFFECT ON DEPOSIT ACCOUNTS. Under the Plan, each of the Association's depositors at the time of the Reorganization will automatically continue as a depositor after the Reorganization, and each deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each account will also continue to be insured by the FDIC in exactly the same way as before. Depositors will continue to hold their existing certificates, passbooks and other evidence of their accounts.

         EFFECT ON LOANS OF BORROWERS. None of the Association's loans will be affected by the Reorganization. The amount, interest rate, maturity and security for each loan will be unchanged.

         EFFECT ON VOTING RIGHTS OF MEMBERS. Currently in the Association's mutual form, depositor and borrower members have voting rights and may vote for the election of directors. Following the Reorganization, depositors and borrowers will cease to have voting rights in the Association. All voting rights in the Association will be vested in the Company as the Association's sole shareholder. Voting rights in the Company will be vested exclusively in its shareholders, with one vote for each share of common stock. The Mutual Holding Company will at all times own a majority of the Mutual Holding Company's common stock. Following the Reorganization, the Association's depositors will continue to have voting rights in the Mutual Holding Company. Neither the common stock to be sold in the Offering or issued to the Mutual Holding Company in the Reorganization, nor the capital stock of the Association will be insured by the FDIC or by any other government entity.

         TAX CONSEQUENCES. The Association intends to proceed with the Reorganization on the basis of an opinion from Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the Reorganization. The opinion is based, among other things, on certain representations made by the Association, including the representation that the exercise price of the subscription rights to purchase the common stock will be approximately equal to the fair market value of the stock at the time of the completion of the Reorganization. With respect to the subscription rights, the Association has received an opinion of Feldman Financial which, based on certain assumptions, concludes that the subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised, whether or not a Community Offering takes place, and Luse Lehman Gorman Pomerenk & Schick, P.C.'s opinion is given in reliance thereon. Luse Lehman Gorman Pomerenk & Schick, P.C.'s opinion provides substantially as follows:





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
         1. The change in the Association's form from a mutual savings association to a stock savings association (the "Stock Association") will qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code, as amended ("Code"), and no gain or loss will be recognized to the Association in either its mutual form or stock form by reason of the Reorganization.

         2. No gain or loss will be recognized by the Association or the Stock Association upon the transfer of the Association's assets to the Stock Association solely in exchange for shares of Stock Association stock and the assumption by the Stock Association of the liabilities of the Association.

         3. Stock Association's holding period in the assets received from the Association will include the period during which such assets were held by the Association.

         4. Stock Association's basis in the assets of the Association will be the same as the basis of such assets in the Association immediately prior to the Reorganization.

         5. The Stock Association will succeed to and take into account the Association's earnings and profits or deficit in earnings and profits, as of the date of the Reorganization.

         6. The Stock Association's depositors will recognize no gain or loss solely by reason of the Reorganization.

         7. The Mutual Holding Company and the Minority Stockholders will recognize no gain or loss upon the transfer of Stock Association stock and cash, respectively, to the Company in exchange for Common Stock of the Company.

         8. The Company will recognize no gain or loss upon its receipt of property from the Mutual Holding Company and Minority Stockholders in exchange for Common Stock of the Company.

         9. The basis of the Company Common Stock to the Minority Stockholders will be the actual purchase price thereof, and the holding period for Common Stock acquired through the exercise of subscription rights will begin on the date the rights are exercised.

         The opinions of Luse Lehman Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, are not binding on the Service and the conclusions expressed herein may be challenged at a future date. The Service has issued favorable rulings for transactions substantially similar to the proposed Reorganization, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. The Association does not plan to apply for a letter ruling concerning the transactions described herein.

         The Association has also received an opinion from O'Reilly, Marsh & Corteselli, P.C. that implementation of the Plan will not result in any New York income tax liability to the Association, its account holders, borrowers the Company or the Mutual Holding Company.

APPROVAL, INTERPRETATION, AMENDMENT AND TERMINATION

         Under the Plan, the letter from the OTS giving approval thereto, and applicable regulations, consummation of the Reorganization is subject to the satisfaction of the following conditions: (a) approval of the Plan by members of the Association casting at least a majority of the votes eligible to be cast at the Special Meeting; (b) sale of at least the minimum number of shares of the Common Stock to be offered for sale in the Offering; and (c) receipt of favorable rulings or opinions of counsel as to the federal tax consequences of the Reorganization.

         The Plan may be substantively amended by the Boards of Directors of the Association with the concurrence of the OTS. If the Plan is amended, proxies which have been received prior to such amendment will not be resolicited unless otherwise required by the OTS. Also, as required by the federal regulations, the Plan provides that the transactions contemplated thereby may be terminated by the Board of Directors of the Association alone at any time





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
prior to the Special Meeting and may be terminated by the Board of Directors of the Association at any time thereafter with the concurrence of the OTS, notwithstanding approval of the Plan by the members of the Association at the Special Meeting. All interpretations by the Association of the Plan and of the Stock Order Forms and related materials for the Subscription and Community Offering will be final, except as regards or affects the OTS.

JUDICIAL REVIEW

         Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C.
Section 1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of reorganization, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the reorganization is to be voted on, whichever is later. The notice of the Special Meeting of the Association's members to vote on the Plan described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.

                             ADDITIONAL INFORMATION

         The information contained in the accompanying Prospectus, including a more detailed description of the Plan, financial statements of the Association and a description of the capitalization and business of the Association the Company and the Mutual Holding Company, including the Association's directors and executive officers and their compensation, the anticipated use of the net proceeds from the sale of the Common Stock and a description of the Common Stock, is intended to help you evaluate the Plan and is incorporated herein by this reference.

         YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN.

         If you have any questions, please call our Stock Information Center at
(718) __________.

         IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.

                                 -----------

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

         THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         ATLANTIC LIBERTY SAVINGS, F.A.

                        FOR A SPECIAL MEETING OF MEMBERS
                        TO BE HELD ON ____________, 1998


         The undersigned member of Atlantic Liberty Savings, F.A. (the "Association"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Association, to be held at the main office of the Association, located at 186 Montague Street, Brooklyn, New York on ____________, 1998, at _:__ _.m., local time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:


                                                                  FOR   AGAINST
                                                                  ---   -------

1.     A Plan of Reorganization from Mutual Savings Association   [ ]     [ ]
       to Mutual Holding Company and Stock Issuance Plan (the
       "Plan") pursuant to which the Association will be reorganized into the mutual holding company structure.
       As part of the Plan, the Association will: (i) convert to a federally-chartered stock savings association (the
       "Stock Association"); (ii) establish Brooklyn Heights
       Bancorp, a federal corporation (the "Company"), which will own 100% of the common stock of the Stock Association; and
       (iii) establish Atlantic Liberty, MHC, a federally-chartered mutual holding company (the "Mutual Holding
       Company") which will own at least a majority of the common stock of the Company. Contemporaneously with the Reorganization, the Company will offer for sale to the public 46% of its common stock and issue 54% of its total outstanding shares of common stock to the Mutual
       Holding Company; and




NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.


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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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
             Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Association at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

             The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated _________, 1998, prior to the execution of this Proxy.



                                              ------------------------------
                                                            Date


                                              ------------------------------
                                                          Signature



    NOTE:    Only one signature is required
             in the case of a joint account.




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          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                            THE ENCLOSED ENVELOPE.

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